UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DECEMBER 1, 2007
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of		(IRS Employer Identification
incorporation)	(Commission File Number)	No.)

Suite 300, 840-6th Avenue S.W., Calgary, Alberta,
Canada,	T2P 3E5
(Address of principal executive offices)	(Zip Code)

(403) 360-5375
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 1, 2007, David Stadnyk stepped down as our President, CEO, treasurer and sole director, and Eric M. Leslie was appointed in his place to serve as our President, CEO and sole director. Mr. Stadnyk will continue to serve as president of our newly formed subsidiary, Park Place Energy (International) Inc., a company which will focus on developing opportunities for our Company outside of North America. The news release announcing the management change is attached as Exhibit 99.1 to this Form 8-K.

Mr. Leslie has extensive experience in the areas of management consulting, finance and oil and gas exploration, having worked for both major and small independent companies, including PanCanadian Petroleum Corporation (now EnCana Corporation), Amoco Canada Petroleum Company Ltd. and Phoenix Resources Ltd. Mr. Leslie has most recently served as co-founder, President and CEO of Vanguard Exploration Corp.

Also, effective December 1, 2007, Eric M. Leslie resigned as our Secretary and Thomas P. Mayenknecht was appointed as our Secretary and Treasurer.

Mr. Mayenknecht is a principal of Emblematica, a Vancouver-based marketing firm. He has many years experience in marketing and communications and was formerly involved with the Toronto Raptors and the Vancouver Grizzlies of the NBA and served as chief executive of the Vancouver Ravens of the National Lacrosse League. Mr. Mayenknecht also previously acted as Secretary of Patch International Inc., which is a reporting company involved in the oil and gas industry.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	News Release dated November 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 5, 2007.

PARK PLACE ENERGY CORP.

/s/ Eric M. Leslie
Eric M. Leslie
President and CEO